CSW Energy, Inc.
                              Statements of Income
             For the Twelve Months Ended September 30, 1996 and 1995
                                   (Unaudited)
                                    ($000's)


Income:                                                9/30/96    9/30/95
                                                      --------    -------

            Income from Equity Investments             $15,538    $16,767
            Interest Income                              1,588     19,149
            Misc. Income                                 3,865     13,400
                                                      --------    -------
                                                        20,991     49,316


Expenses:
            Depreciation and Amortization                3,218      1,638
            Outside Services                             4,397      3,842
            Interest Expense                             8,553     11,455
            General and Administrative Expense, net     20,341     18,913
                                                      --------    -------
                                                        36,509     35,848

Net Loss Before Tax                                    (15,518)    13,468

(Credit)/Expense  for Income Taxes                      (6,032)     5,418
                                                      --------    -------

Net Income/(Loss)                                      $(9,486)    $8,050
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